Exhibit 1(d)
LEHMAN BROTHERS FUNDS, INC.

ARTICLES SUPPLEMENTARY


	Lehman Brothers Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST:	Pursuant to the authority of the Board of Directors to
classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has:

	(a)	duly divided and reclassified 555 million shares of the authorized and unissued shares of Class A Common Stock of the Corporation, par value
$.001 per shares, into Class E Common Stock and has provided for the issuance of such class;

	(b)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class A Common Stock of the Corporation, par value
$.001 per share, into Class F Common Stock and has provided for the issuance of such class;

	(c)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class A Common Stock of the Corporation, par value
$.001 per share, into Class G Common Stock and has provided for the issuance of such class;

	(d)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class A Common Stock of the Corporation, par value
$.001 per share, into Class H Common Stock, and has provided for the issuance of such class;

	(e)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class A Common stock of the Corporation, par value
$.001 per share, into Class I Common Stock and has provided for the issuance of such class;

	(f)	duly divided and reclassified 148.5 million shares of the
authorized and unissued shares of Class A Common Stock of the Corporation, par value $.001 per share, and 456.5 million shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value $.001 per share, into Class J Common Stock and has provided for the issuance of such class;

	(g)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value
$.001 per share, into Class K Common Stock, and has provided for the issuance of such class;

	(h)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value
$.001 per share, into Class L Common Stock, par value $.001 per share, and has provided for the issuance of such class;

	(i)	duly divided and reclassified 605 million shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value
$.001 per share, into Class M Common Stock, and has provided for the issuance of such class; and

	(j)	duly divided and reclassified 702 million shares of the authorized and unissued shares of Class B Common Stock of the Corporation, par value
$.001 per share, 49 million shares of the authorized and unissued shares of Class C Common Stock of the Corporation, par value $.001 per share, and 49 million shares of the authorized and unissued shares of Class D Common Stock of the Corporation, par value $.001 per share, into Class N Common Stock, and has provided for the issuance of such class.

	Any class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as "Classes."

	SECOND:	The shares of Class F Common Stock, Class G Common Stock,
Class H Common Stock, Class I Common Stock, Class J Common Stock, Class K Common Stock, Class L Common Stock, Class M Common Stock and Class N Common Stock, as so divided and reclassified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock, respectively, and to stock of the Corporation generally, except as otherwise set forth in these Articles Supplementary.

	THIRD:	(a)	The Class A Common Stock shall have eight sub-classes
of shares, the first of which, the sub-class known as the "Select" sub-class which shall be redesignated as the "Investment" sub-class, consisting, until further changed, of 1.0815 billion shares, the "Select" sub-class, consisting, until further changed, of 5 million shares, the "Premier" sub-class, consisting, until further changed, of 5 million shares, the "Class A" sub-class, consisting, until further changed, of 300 million shares, the "Class B" sub-class, consisting, until further changed, of 150 million shares, the "Class C" sub-class, consisting, until further changed, of 25 million shares, the "Class W" sub-class, consisting, until further changed, of 10 million shares and the "Global Clearing" sub-class, consisting, until further changed, of 300 million shares.

			(b)	The Class B Common Stock shall have eight sub-classes
of shares, the first of which, the sub-class known as the "Select" sub-class which shall be redesignated as the "Investment" sub-class, consisting, until further changed, of 1.0815 billion shares, the "Select" sub-class, consisting, until further changed, of 5 million shares, the "Premier" sub-class, consisting, until further changed of 5 million shares, the "Class A" sub-
class, consisting, until further changed, of 300 million shares, the "Class B"
sub-class, consisting, until further changed, of 150 million shares, the
"Class C" sub-class, consisting, until further changed, of 25 million shares, the "Class W" sub-class, consisting, until further changed, of 10 million shares and the "Global Clearing" sub-class, consisting, until further changed, of 300 million shares.

			(c)	The Class E Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(d)	The Class F Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(e)	The Class G Common Stock  shall have six sub-classes
of shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(f)	The Class H Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(g)	The Class I Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(h)	The Class J Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(i)	The Class K Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(j)	The Class L Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(k)	The Class M Common Stock shall have six sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 10 million shares, the "Premier" sub-class, consisting, until further changed, of 10 million shares, the "Class A" sub-class, consisting, until further changed, of 350 million shares, the "Class B" sub-
class, consisting, until further changed, of 200 million shares, the "Class C"
sub-class, consisting, until further changed, of 25 million shares, and the
"Class W" sub-class, consisting, until further changed, of 10 million shares.

			(l)	The Class N Common Stock shall have two sub-classes of
shares, which shall be designated the "Select" sub-class, consisting, until further changed, of 500 million shares and the "Global Clearing" sub-class, consisting, until further changed, of 300 million shares.

			(m)	Any sub-class of any Class of Common Stock shall be
referred to herein individually as a "Sub-Class" and collectively, together with any further sub-classes from time to time established, as "Sub-Classes."

			(n)	All Sub-Classes of a particular Class of Common Stock
of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of Common Stock of that Class; provided, however, that notwithstanding anything in the Corporation's Charter to the contrary, shares of Class F Common Stock, Class G Common Stock, Class H Common
Stock, Class I Common Stock, Class J Common Stock, Class K Common Stock, Class
L Common Stock, Class M Common Stock and Class N Common Stock shall have such additional rights, terms and conditions as are provided in section FOURTH below; and provided further, however, that notwithstanding anything in the
Corporation's Charter to the contrary:

	(1)	Expenses related solely to a particular Sub-Class of a Class
(including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Sub-Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Sub-Class.

	(2)	As to any matter with respect to which a separate vote of any Sub-
Class of a Class is required by the Investment Company Act of 1940 (the "Investment Company Act") or by the Maryland General Corporation Law
(including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (1) above), such requirement as to a separate vote by that Sub-Class shall apply in lieu of Single Class Voting (as defined in the Corporation's Charter), and if permitted by the Investment
Company Act or the Maryland General Corporation Law, the Sub-Classes of more than one Class shall vote together as a single class on any such matter which shall have the same effect on each such Sub-Class. As to any matter which does not affect the interest of a particular Sub-Class of a Class, only the holders of shares of the affected Sub-Class of that Class shall be entitled to vote.

	FOURTH:	The Shares of the Class F Common Stock, the Class G Common
Stock, the Class H Common Stock, the Class I Common Stock, the Class J Common Stock, the Class K Common Stock, the Class L Common Stock, the Class M Common Stock and the Class N Common Stock shall have the following additional rights, terms and conditions:

	(1)	Each such Class or Sub-Class thereof shall be subject to such contingent deferred sales charges and/or other sales charges as may be established by resolution of the Board of Directors from time to time in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.

	(2)	Each such Class or Sub-Class shall have an exchange privilege, at such times and upon such terms and conditions as may be established by resolution of the Board of Directors from time to time, permitting exchange of shares of one of such Classes or Sub-Classes for shares of other Classes or Sub-Classes.

	FIFTH:	The shares aforesaid have been duly classified or
reclassified by the Board of Directors pursuant to the authority and power contained in the Corporation's Charter.

	SIXTH:	These Articles Supplementary do not increase the authorized
stock of the Corporation.

	IN WITNESS WHEREOF, LEHMAN BROTHERS FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 25, 1995.


WITNESS:						LEHMAN BROTHERS FUNDS, INC.


/s/ Julie Tedesco					/s/ Andrew Gordon
Julie Tedesco, Assistant Secretary			Andrew Gordon, President


	THE UNDERSIGNED, Andrew Gordon, President of LEHMAN BROTHERS FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

							/s/ Andrew Gordon


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